UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2005

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-23556	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road
San Carlos, California 94070
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On January 17, 2005, Nevan Elam joined Nektar Therapeutics (“Nektar”) to serve as General Counsel and Secretary.

Pursuant to the terms of an offer letter by and between Nektar and Mr. Elam (the “Offer Letter”), executed on January 3, 2005, Mr. Elam will be eligible to receive a total compensation package of up to $375,000 per year, of which $281,250 shall be fixed compensation and of which $93,750 shall be his target variable compensation.  For the first six months of his first year of employment, Mr. Elam’s variable compensation will be guaranteed at 100% of the variable compensation for such period.

Mr. Elam will be provided a one-time sign-on bonus of $50,000, of which 50% shall be paid on the three month anniversary of his start date, and the remaining 50% shall be paid on the nine-month anniversary of his start date.  In the event Mr. Elam’s employment is terminated other than “without cause” by Nektar or if he resigns before the first anniversary of his start date, Mr. Elam shall reimburse Nektar for the full amount of the sign-on bonus.

Subject to the approval of Nektar’s Compensation Committee Mr. Elam shall be granted an option to purchase 80,000 shares of Nektar’s common stock under Nektar’s 2000 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ AJAY BANSAL
Ajay Bansal Chief Financial Officer and Vice President, Finance and Administration

Date:	January 18, 2005